PURCHASE & DISTRIBUTION AGREEMENT


This Agreement is made and entered into as of this ______ day of December 1996, by and between Syncor Overseas Ltd., a company organized under the laws of the British Virgin Islands, with registered office and agent at Citco Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola ("DISTRIBUTOR") and Imaging Diagnostic Systems, Inc., incorporated in the State of [Florida], U.S.A., with principal address at 6531 N.W. 18th Court, Plantation, FL 33313 ("SUPPLIER").

                                    RECITALS

WHEREAS Supplier and Distributor enter into this Agreement for Distributor to purchase and distribute, and for Supplier to sell, the CT Laser Mammography system, including associated computer workstation and software (the "PRODUCT"), as detailed in Schedule "A";

WHEREAS Distributor owns and operates a distribution and service business, including nine (9) such operations outside the U.S.A.;

WHEREAS Distributor has built a strong reputation and has substantial contacts within these foreign medical markets;

AND WHEREAS Supplier sees a potential for business in these high growth markets;

NOW, THEREFORE for and in consideration of the mutual agreements and promises set forth herein, the parties hereto covenant and agree as follows:

                                    AGREEMENT

1. APPOINTMENT AS EXCLUSIVE DISTRIBUTOR. Supplier hereby appoints and Distributor hereby accepts appointment as Supplier's exclusive distributor for the Product in the countries, territories and/or political units as specified in Schedule "B" (the "TERRITORY").

2. TERM. The term of this Agreement shall commence on the date initially set forth above and shall continue for seven (7) years beyond the date the Product receives final USFDA approval (the "TERM"), with subsequent two (2) year renewal periods ("RENEWAL TERM"), unless either party chooses to terminate this Agreement by giving notice at least 180-days prior to the beginning of a Renewal Term.

3. PRICE. Distributor agrees to pay the prices for the Product pursuant to Schedule "A," less any applicable price incentives as set forth in Schedule "C."

4. PAYMENT TERMS & CURRENCY. Payment terms are as specified in Schedule "D." All currencies and payments in this Agreement shall be payable in United States Dollars.

5. DUTIES OF SUPPLIER: DOCUMENTATION, INSTALLATION, TRAINING & PARTS. For the Product supplied under this Agreement, Supplier hereby agrees to the following:

         (a) to provide, in a prompt manner, Distributor with all documentation required by the regulatory authority(s) in the Territory in order to enable Distributor to sell the Product in the Territory, and to provide Supplier a liaison employee for this purpose;

         (b) Supplier's liaison shall be [Linda Grable];

         (c) upon installation, to take all necessary steps to make the Product fully functional as per Subsection 6.2;

          (d) at no further cost and in a timely fashion, to provide a reasonable program of training to a selected number of Distributor's personnel, to enable said personnel to perform comprehensive routine and non-routine service for each Product sold under this Agreement, and to provide continuing training on an as-needed basis; and

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         (e) to hold in inventory and generally make available to Distributor such replacement and spare parts, components or any other portion of the Product which would enable Distributor's trained personnel (trained in accordance with Subsection 5.5), to affect comprehensive service and repair to the Product(s) sold under this Agreement.

6. DELIVERY & SHIPPING TERMS. The definitions of INCOTERMS 1990 (as published by the International Chamber of Commerce) as used in this Agreement, are hereby incorporated into this Agreement by reference, except as for the specific derogation contained in Subsection 6.2.

7. PARTS. Supplier shall make the Product, all spare parts, components of the Product available FCA ("Free Carrier")3 at 222 Calvary Street, Waltham, MA 02154, U.S.A. Supplier agrees to provide coordination to transport such items at Distributor's request, including recommending local transport companies and procuring shipping insurance on Distributor's behalf (at Distributor's expense).

8. DELIVERY ONLY AFTER FINAL INSPECTION AND ACCEPTANCE: As a specific derogation to the INCOTERMS 1990 definition used in this Agreement (IN PARTICULAR, MODIFYING Section A4 OF THE INCOTERM DEFINITION ENTITLED "DELIVERY"4), Distributor will take legal title and ownership of each Product only after each Product is deemed to be fully functional by both Supplier and Distributor. The effective delivery date for purposes of legal title and ownership transfer shall be the day after that particular installed Product is thus deemed fully functional (the "DELIVERY DATE").

9. ORDERS. To order a Product, Distributor shall submit a purchase order to Supplier. Supplier may freely reject such purchase order if the terms of said purchase order are not consistent with the terms and conditions of this Agreement.

10.      WARRANTY. Supplier warrants that the Product:

         (a) conforms to the specifications contained in Schedule "A," and are safe and effective under normal conditions of use for the Product(s);

         (b) currently meets with USFDA approval, including being an approved "medical device;"

         (c) complies with all applicable U.S. regulations, administrative orders, etc. applicable to the Product; and

         (d) the Supplier agrees not to manufacture or sell the Product in violation of any of the provisions of the following U.S. laws: the Fair Labor Standards Act of 1938, the Civil Rights Act of 1964 as amended by the Equal Employment Opportunity Act of 1972, and the Occupational Safety and Health Act of 1970.

11. PRODUCT SUPPORT. The Seller warrants that the products delivered under this Agreement, including components, subassemblies, spare parts, and service thereof shall be available to Distributor during the operational life of the items or seven (7) years after date of the last Delivery Date under this Agreement, whichever is later. If, Supplier discontinues the manufacture or supply of the aforementioned products, components, subassemblies, spare parts, and/or training programs thereof and does not provide for another qualified source, the Supplier shall make available to the Distributor a total compendium of all drawings, specifications and know-how which will enable the Distributor to service, and to make, have made or procure said Product, components, subassemblies, spare parts, and service under a royalty-free license which is hereby granted.

12. NO CHANGE TO SPECIFICATIONS

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Supplier shall not change or modify the specifications of any of the Product without the prior consent of the USFDA. Supplier shall notify Distributor of USFDA approved specification changes prior to implementation.

13. INFRINGEMENT OF PATENTS, TRADEMARKS OR COPYRIGHTS. Supplier shall indemnify Distributor, its parent company, subsidiaries, partners and/or customers for any loss, damage, expense or liability that may result by reason of any infringement or claim of infringement of any United States or foreign patent, trademark or copyright, based on the manufacture, sale or distribution of any of the products furnished hereunder. Supplier shall defend or settle, at its expense, any suit against Distributor for which it is responsible hereunder. Distributor shall notify Supplier promptly of any claim of infringement for which Supplier may be responsible hereunder and shall cooperate with Supplier in every reasonable way to facilitate the defense hereof.

14. SUPPLIER'S INDEMNIFICATION. Supplier hereby agrees, upon receipt from Distributor of reasonable written notice, to defend, indemnify and hold harmless Distributor, its officers, directors, employees, agents, parent company, subsidiaries, partners and customers from and against any and all damages, charges, losses (including the cost of any of the products lost by libel, condemnation or recall), actions and proceedings brought by any federal, provincial, state or local government entity, agent or agency or instrumentality thereof, or any foreign government, agency or representative thereof, against the Distributor, its officers, directors, agents and/or employees or customers or against any products by reason of any claim or finding by said public authority or by Distributor that any such products are not as herein warranted. In all cases Distributor agrees to give prompt notice to Supplier concerning any claim as to which these provisions may apply.

15. OTHER WARRANTIES
         (a) The Supplier warrants that the Product shall conform with the requirements and specifications contained in this Agreement, and are free from defects in design, material and workmanship.

         (b) Approvals by the Distributor of Supplier's design or materials used shall not release the Supplier from any obligations under the warranties set forth in this Agreement.

         (c) All Supplier's and Supplier's subcontractors' warranties, if any, respecting any service, the Product, components, parts, spare parts and/or Other Items (AS DEFINED IN 13.4) to be supplied under this Agreement, at the direction of the Distributor, shall be enforced by the Supplier for the benefit of the Distributor. The Supplier shall obtain any warranties, which would be given in normal commercial practice. Copies of Supplier's warranties will be provided to the Distributor and attached as a part of Schedule "A."

         (d) The term "OTHER ITEMS" as used herein includes, but is not limited to related services, computer workstation and software, and data to be delivered under this Agreement.

         (e) The aforesaid warranty shall survive acceptance and payment and shall run to the Distributor, its customers and the users of these items and shall not be deemed to be the exclusive rights of the Distributor but shall be in addition to the other rights of the Distributor under law and the terms of this Agreement.

16. TERMINATION. If any party hereto materially defaults in the performance of any obligation hereunder, then the other party shall have the right to terminate this Agreement upon 30-days prior written notice unless such defaulting party shall substantially cure such default to the reasonable satisfaction of the other party during the 30-day notice period. In such event, this Agreement shall continue in effect and such notice of termination shall be of no effect.

17. ASSIGNMENT This Agreement and the rights hereunder shall not be assignable by either party or transferred by merger without the prior written consent of the other party, except that Distributor may assign this Agreement to its parent or subsidiary all or part of this Agreement.

18. NOTICES. Except as otherwise provided herein, any notice, report, invoice or other communication or request required hereunder shall be deemed to have been sufficiently given when deposited, prepaid U.S. Certified Mail Return Receipt Requested, addressed to the recipient at its address set forth below or to such other address as may be furnished in writing by the recipient.


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to Distributor:                             Syncor Overseas Ltd.
                                            20001 Prairie Street
                                            Chatsworth, CA 91311
                                            U.S.A.
                                            Attention: General Counsel

                  to Supplier:              Imaging Diagnostic Systems, Inc.
                                            6531 N.W. 18th Court
                                            Plantation, FL 33313
                                            U.S.A.
                                            Attention: Linda Grable, President

19. ARBITRATION; GOVERNING LAW. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the arbitration rules of the International Chamber of Commerce, and judgment upon the award rendered by the arbitrator(s) may be entered into in any court having jurisdiction thereof. Arbitration shall take place in Los Angeles, California. The validity, performance and construction of this Agreement shall be construed and enforced in accordance with the procedural and substantive laws of the State of California.

20. WAIVER. Waiver of or failure to enforce, by any party hereto, any of the terms of this Agreement at any time shall not in any way limit or waive such party's rights thereafter to enforce or require compliance with the terms of this Agreement.

21. ENTIRE AGREEMENT. The provisions set forth herein constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all previous communications, representations or agreements, whether oral or written, between the parties relating to the subject matter hereof. The language contained herein supercedes any contradicting terms and conditions in the attached Schedules. Neither party shall be bound by any provisions additional to or at variance with the terms hereof that may appear in the other party's quotation, purchase order, acknowledgment, confirmation, invoice or in any other prior or later communication unless such provision is specifically referenced and expressly agreed to in a separate writing signed by both parties.

22. AMENDMENTS. Modification or amendment of this Agreement shall not be of any force or effect unless such modification or amendment is in writing and signed by the party to be bound thereby.

23. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party hereto execute the same counterpart, so long as identical counterparts are executed by all parties.

25. INCORPORATION OF SCHEDULES. All Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

26. DRAFTING. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.


"DISTRIBUTOR"
SYNCOR OVERSEAS LTD.
a British Virgin Islands company

By: /s/ Monty Fu, President


"SUPPLIER"
IMAGING DIAGNOSTICS SYSTEMS, INC.
a [Florida], U.S.A. corporation

By: /s/ Linda Grable, President


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                                  SCHEDULE "A"


               PRODUCT, PRODUCT SPECIFICATION, PRICES & WARRANTEE


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                                  SCHEDULE "B"


                                 THE TERRITORY:

                                   New Zealand
                                    Australia
                                    Indonesia
                                    Malaysia
                                    Singapore
                                     Brunei
                                    Thailand
                                      China
                                     Taiwan
                                    Hong Kong


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                                  SCHEDULE "C"


                                VOLUME TARGETS & CORRESPONDING PRICE INCENTIVES:


    Sale of First Product              =    base price per Schedule "A"
    Sale of Second Product             =    base price per Schedule "A" less 10%
    Sale of Third Product Onwards      =    base price per Schedule "A" less 15%


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                                  SCHEDULE "D"


                                 PAYMENT TERMS:


            10%      down payment with purchase order
            40%      payment upon physical installation
            50%      upon final acceptance of fully functional system


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                                  SCHEDULE "E"


                     DEFINITION OF SHIPPING/DELIVERY TERMS:


                 In accordance with INCOTERMS 1990 as published by the International Chamber of Commerce, except as specified.


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